Exhibit 15.1

To the Stockholders and Board of Directors of
Crawford & Company:

We are aware of the incorporation by reference in the Registration Statement (File Nos. 33-47536, 33-36116, 333-02051, 333-24425, 333-24427, 333-43740, 333-87465, and 333-87467) of Crawford & Company of our report dated November 7, 2002 relating to the unaudited condensed consolidated interim financial statements of Crawford & Company that are included in its Form 10-Q for the quarter ended September 30, 2002.

/s/ Ernst & Young LLP

Atlanta, Georgia November 7, 2002

26